                                                                    EXHIBIT 23.6


                                    CONSENT

     We hereby consent to the reference made to the firm under the caption "Legal Opinions" in the Proxy Statement/Prospectus constituting part of the within Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        SMITH, MACKINNON, GREELEY, BOWDOIN
                                        & EDWARDS, P.A.



September 30, 1998
Orlando, Florida